UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2025

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

1-32414
(Commission File Number)

Texas	72-1121985
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

5718 Westheimer Road, Suite 700

Houston, Texas 77057

(Address of Principal Executive Offices)

713.626.8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001	WTI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On June 17, 2025, W&T Offshore, Inc. (the “Company”) issued a press release announcing that it has come to a settlement agreement with two of its largest surety providers which calls for the dismissal of a previously filed lawsuit relating to, among other things, disputes in connection with the rights and obligations under indemnity agreements by and among the Company and the applicable Sureties (as defined below) party thereto (the “Sureties Litigation”). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

On June 14, 2025, the Company entered into a Settlement and Release Agreement, dated effective as of June 13, 2025 (the “USSIC Settlement Agreement”), by and between the Company and U.S. Specialty Insurance Company (“USSIC”) and, on June 15, 2025, the Company entered into a Settlement Agreement, dated effective as of June 14, 2025 (the “PHLY Settlement Agreement,” and, together with the USSIC Settlement Agreement, the “Settlement Agreements”), by and between the Company and Philadelphia Indemnity Insurance Company (“PHLY,” and, together with USSIC, the “Sureties”) to dismiss all claims related to the Sureties Litigation without prejudice.

Pursuant to the applicable Settlement Agreement, the Sureties agree that: (i) there will be no change to the 2024 premium rates paid by the Company or any of its affiliates, subsidiaries or joint venture entities, for any currently existing surety bond executed by the applicable Surety until after December 31, 2026, at the earliest, (ii) the Sureties withdraw all demands for collateral and agree not to request, demand, or otherwise insist on collateral, whether related to a surety bond or pursuant to the indemnity agreements, until after December 31, 2026, at the earliest; provided that such restriction shall not apply if (a) the Company does not pay premiums owed to the applicable Surety when due; (b) a claim is made by a third party against any bond issued by the applicable Surety to the Company or its affiliates or subsidiaries; (c) there is an initiation of an insolvency proceeding for the Company or any of its affiliates, subsidiaries or joint venture entities, whether voluntary or involuntary; (d) there is an uncured event of default under the indenture governing the Company’s second lien notes due 2029 that results in an acceleration, in whole or in part, of the indebtedness thereunder; or (e) the Company or its affiliates or subsidiaries initiate a lawsuit against the Sureties. Each of the Settlement Agreements also provides that, in the event that the Company enters into an agreement to provide collateral to another party in settlement of the Sureties Litigation on bonds existing as of the date of the Settlement Agreement, the Company shall, on a pro rata basis, provide substantially similar collateral to the applicable Surety as it does to such other party.

The foregoing description is qualified in its entirety by reference to the full text of the Settlement Agreements, which are attached as Exhibit 99.2 and 99.3, respectively, to this Current Report on Form 8-K and are incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are included as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated June 17, 2025.
99.2	Settlement and Release Agreement, dated effective as of June 13, 2025, by and between W&T Offshore, Inc. and U.S. Specialty Insurance Company.
99.3	Settlement Agreement, dated effective as of June 14, 2025, by and between W&T Offshore, Inc. and Philadelphia Indemnity Insurance Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC.
(Registrant)

Dated: June 17, 2025	By:	/s/ Sameer Parasnis
	Name:	Sameer Parasnis
	Title:	Executive Vice President and Chief Financial Officer